Exhibit 99.1

Vycor Medical Reports Financial Results for the year ended December 31st, 2016

BOCA RATON, FL (March 31, 2017) – Vycor Medical, Inc. (Vycor) (OTCQB: VYCO), a provider of innovative and superior surgical and therapeutic solutions, reported financial results for the year ended December 31, 2016.

Vycor’s revenues for the year ended December 31, 2016 were $1,452,000 compared to $1,139,000 for 2015. Operating Loss was $1,591,000, compared to $1,991,000 for the same period in 2015, a reduction of 20%, and Cash Operating Loss1 was $594,000, as compared to $1,348,000, a reduction of 56%.

Highlights

●	Vycor’s VBAS sales grew by 42% in 2016 compared to 2015, with growth being experienced in both the US and international markets. The significant body of clinical data now built up evidencing the clinical superiority of VBAS, with 9 papers being published or presented during 2015 and 2016 alone, is now starting to flow through to increased adoption and revenues.

●	In particular a new clinical study was published during 2016 in the Journal of Neurosurgery by surgeons at the Ohio State University Wexner Medical Center Department of Neurological Surgery. This study provided very detailed information on the use of VBAS in surgery, and highlighted the clinical benefits it brings to surgeons. A study published in World Neurosurgery by surgeons at the University of Messina, Italy demonstrated the usefulness of VBAS in conjunction with endoscopic surgery for intracerebral hemorrhage (ICH) procedures, a large market segment.

●	Vycor continues to build on its patent portfolio and has filed an additional five new patents for VBAS-related technologies during 2016, and on the grant of a European patent filed 4 national patents. Vycor now has 16 granted/issued and 15 pending patents for VBAS technologies.

●	NovaVision generated an increase in new patient starts of 32% in 2016 over 2015.

●	We have now substantially broadened the delivery and licensing model for the NovaVision Center Model, comprising a vision diagnostics program and the NeuroEyeCoach training program, in response to feedback from clinics. We are now able to offer hardware and digital software solutions with a range of licensing options to rehabilitation centers, clinics and other healthcare professionals.

●	In September 2016 a rigorous peer reviewed clinical study on NeuroEyeCoach therapy was published in BioMed Research International. The study concluded “NeuroEyeCoach can be used as an effective rehabilitation tool to develop compensatory strategies in patients with visual field deficits after brain injury” and that NeuroEyeCoach can be viewed as being the first evidence-based, vision-specific, clinical gold standard registered medical device accessible to patients at home or in clinical settings. This study generated considerable attention in both the popular and professional press, and is an important validation of the efficacy of NovaVision’s therapies.

1 Operating Loss before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

Management Commentary

“Vycor’s results for 2016 as a whole demonstrate the continued realization of Vycor’s strategy to grow our two businesses while maintaining our low cost base, with the objective of continuing to decrease our Cash Operating Loss2, which reduced to $89,000 for the fourth quarter compared to $247,000 for the same period in 2015; and to $594,000 for the whole of 2016 compared to $1,591,000 in 2015,” said Peter Zachariou, CEO of Vycor Medical.

“The Vycor division’s sales growth of 42% for the year demonstrates the benefit of the clinical data flowing through to increased adoption, delivered by a marketing and distribution network which we continue to strengthen.”

Year ended December 31, 2016 Financial Results

Revenue totaled $1,452,000 in the year ended December 31, 2016, as compared to $1,139,000 for the prior year, an increase of 28%. Vycor Medical’s revenue in the period increased by $375,000 to $1,261,000, reflecting increased sales in the US and internationally, with gross margin of 87% versus 86% for the same period in 2015. NovaVision new VRT/Suite patient starts for the year ended increased by 32% over the same period in 2015. Gross margin was 91% versus 78% for the same period in 2015, reflecting the lower costs of the Internet-delivered model.

Operating Expenses in the year ended December 31, 2016 totaled $2,859,000 as compared to $2,966,000 in the prior year period, a reduction of 4%, and Cash Operating Expenses3 were $1,862,000 as compared to $2,322,000, a reduction of 20%. Operating Loss was $1,591,000, compared to $1,991,000 for the same period in 2015, a reduction of 20%, and Cash Operating Loss4 was $594,000, as compared to $1,348,000, a reduction of 56%.

During the three months ended December 31, 2016 Operating Loss was $470,000, compared to $416,000 for the same period in 2015, however Cash Operating Loss4 was $89,000, as compared to $248,000, a reduction of 64%.

Net Loss for the year ended December 31, 2016 was $1,652,000 as compared to $2,083,000 in 2015.

In January and February 2017 Vycor raised a total of $1,275,000 through a Private Placement of Common Stock and warrants convertible into Common Stock only from its existing shareholders.

2 Operating Loss before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

3 Operating Expenses before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

4 Operating Loss before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

About Vycor Medical, Inc.

Vycor Medical (OTCQB: VYCO) is dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions. The company has a portfolio of FDA cleared medical solutions that are changing and improving lives every day. The company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Non-GAAP Measures

We make reference to non-GAAP financial information in this press release together with a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures. Specifically, we have provided non-GAAP Cash Operating Expenses and non-GAAP Cash Operating Loss measures that exclude Depreciation, Amortization and non-cash Stock Compensation.

We believe that these non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of our ongoing operating results and trends, compared with historical results. This presentation is also consistent with the measures management uses to measure the performance of ongoing operating results against prior periods and against our internally developed targets. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of non-GAAP financial measures in this press release.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “forecast”, “anticipate”, “estimate”, “project”, “intend”, “expect”, “should”, “believe”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

ARTICLE 1

VYCOR MEDICAL, INC.
Consolidated Statements of Comprehensive Loss

ARTICLE 2

ARTICLE 3

	For the Twelve months ended December 31,
	2016	2015

Revenue	$1,452,714	$1,138,634
Cost of Goods Sold	184,685	164,118
Gross Profit	1,268,029	974,516

Operating expenses:
Research and development	4,739	71,512
Depreciation and Amortization	257,582	360,334
General and administrative	2,597,086	2,533,684
Total Operating expenses	2,859,407	2,965,530
Operating loss	(1,591,378)	(1,991,014)

Other income (expense)
Interest expense: Other	(48,885)	(47,710)
Interest expense: Related Party	(12,161)	-
Gain (loss) on foreign currency exchange	144	(63,711)
Change in fair value derivative liability	-	19,792
Total Other Income (expense)	(60,902)	(91,629)

Loss Before Credit for Income Taxes	(1,652,280)	(2,082,643)
Credit for income taxes	-	-
Net Loss	(1,652,280)	(2,082,643)
Preferred stock dividends	(179,727)	(167,777)
Net Loss available to common shareholders	(1,832,007)	(2,250,420)
Comprehensive Loss
Foreign Currency Translation Adjustment	1,989	(64,959)
Comprehensive Loss	(1,650,290)	(2,147,602)

Net Loss Per Share
Basic and diluted	$(0.15)	$(0.20)

Weighted Average Number of Shares Outstanding – Basic and Diluted	11,066,217	10,839,335

Reconciliation of Non GAAP Cash Operating Expenses and Non GAAP Cash Operating Loss Before
Depreciation, Amortization and Other Non-Cash Items

	For the three months ended December 31,		For the twelve months ended December 31,
	2016	2015	2016	2015

GAAP Operating Expenses	$(785,479)	$(644,686)	$(2,859,407)	$(2,965,530)

Non-cash depreciation	47,693	68,577	178,339	269,672
Non-cash amortization of intangible assets	26,411	39,152	89,157	99,291
Non-cash stock-based compensation	306,940	59,894	729,609	274,502

Non GAAP Cash Operating Expenses	$(404,435)	$(477,063)	$(1,862,303)	$(2,322,065)

GAAP Operating Loss	$(469,878)	$(415,675)	$(1,591,378)	$(1,991,014)

Non-cash depreciation	47,693	68,577	178,339	269,672
Non-cash amortization of intangible assets	26,411	39,152	89,157	99,291
Non-cash stock-based compensation	306,940	59,894	729,609	274,502

Non GAAP Cash Operating Loss Before Depreciation And Amortization	$(88,834)	$(248,052)	$(594,273)	$(1,347,549)

Vycor Medical, Inc Contacts:

6401 Congress Avenue

Suite 140

Boca Raton, FL. 33487

(561) 558-2020

info@vycormedical.com